AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER (the "Agreement") is entered into as of this 30th day of April, 1997, by and among ANDOVER EQUITIES CORP. ("Andover"), a corporation organized under the laws of the State of Florida ("Andover"), MERGER SUBSIDIARY, INC., a corporation organized under the laws of the State of Florida and a wholly-owned subsidiary of Andover ("Merger Subsidiary") and RAINBOW PEDIATRICS, INC., a corporation organized under the laws of the State of Florida ("Rainbow").

                              W I T N E S S E T H:

      WHEREAS, the parties have agreed that Andover shall acquire all of the issued and outstanding shares of capital stock of Rainbow (the "Rainbow Shares") and, in exchange, the holders of the outstanding shares of capital stock of Rainbow shall receive shares of common stock of Andover (the "Andover Shares") through a merger of Merger Subsidiary with and into Rainbow.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. SCOPE. On and subject to the terms and conditions hereof, Merger Subsidiary shall merge with and into Rainbow (the "Merger"). Rainbow shall survive the Merger. The shares of common stock of Merger Subsidiary shall become shares of common stock of Rainbow and the Rainbow Shares outstanding prior to the merger shall become Andover Shares. Rainbow shall, as a result thereof, become a wholly-owned subsidiary of Andover.

      2. CLOSING DATE. The closing of the transaction contemplated herein ("the Closing") shall take place at the offices of Bryn & Associates on May 2, 1997, following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine in writing (the "Closing Date"). At the Closing, (i) Rainbow and Merger Subsidiary will file with the Secretary of State of the State of Florida the Articles of Merger in the form of the exhibits attached hereto (the "Articles of Merger");
(ii) the officers of Andover shall resign and the directors of Andover shall resign, in accordance with Paragraph 8, below; (iii) Andover and Merger Subsidiary will deliver to Rainbow the various certificates, instruments, and documents referred to in Paragraph 6, below, and (iv) Rainbow will deliver to Andover and Merger Subsidiary the various certificates, instruments, and documents referred to in Paragraph 7, below.

      3.    EFFECT OF MERGER.

            (a) GENERAL. The Merger shall become effective at the time (the "Effective Time") Rainbow and Merger Subsidiary file the Articles of Merger with the Secretary of State for the State of Florida. The Merger shall have the effect set forth in the Florida Business Corporation Act (the "Florida Act"). Rainbow, the surviving corporation, may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Merger Subsidiary or Rainbow in order to carry out and effectuate the transactions contemplated by this Agreement.

            (b) ARTICLES OF INCORPORATION. The Articles of Incorporation of Rainbow shall remain the same.

            (c)   BYLAWS. The Bylaws of Rainbow shall remain the same.

            (d) DIRECTORS AND OFFICERS. The directors and officers of Rainbow shall remain the directors and officers of Rainbow at and as of the Effective Time (retaining their respective positions and terms of office).

            (e) CONVERSION OF RAINBOW SHARES. At and as of the Effective Time, each Rainbow Share (other than any "Dissenting Share", as hereinafter defined) shall be converted into one $.00001 par value share(s) of common stock of Andover.

            (f) CONVERSION OF CAPITAL STOCK OF MERGER SUBSIDIARY. At and as of the Effective Time, each share of common stock, $.00l par value per share, of Merger Subsidiary shall be converted into one share of common stock, $ .001 par value per share, of Rainbow.

            (g) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Rainbow Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of Rainbow.

            (h) LEGEND ON ANDOVER CERTIFICATES. The following legend shall be placed on all certificates representing shares of Andover which are delivered to the shareholders of Rainbow, pursuant to the transactions contemplated hereby:

                        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN

                        OPINION OF THE REGISTERED HOLDER'S COUNSEL REASONABLY ACCEPTABLE TO ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ANDOVER AND MERGER SUBSIDIARY. Andover and Merger Subsidiary hereby represent, warrant and covenant to Rainbow, except to the extent specifically set forth in the exhibits attached hereto and made a part hereof, as follows:

            a) Andover and Merger Subsidiary have full authority and legal capacity to execute and deliver this Agreement and, in addition, on the Closing Date, each will have full authority and legal capacity to perform this Agreement. This Agreement has been duly and validly executed and delivered by Andover and Merger Subsidiary and constitutes the valid and binding obligation of Andover and Merger Subsidiary, enforceable against Andover and Merger Subsidiary in accordance with its respective terms, except to the extent that:

                  (1) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and

                  (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any such proceeding may be brought.

            (b)   The Andover  Shares to be issued to the  Rainbow  Shareholders
pursuant  hereto  will,  when  issued,   be  legally  issued,   fully  paid  and
non-assessable with no personal liability attaching hereto.

            (c) The execution and delivery of this Agreement does not and will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Andover or Merger Subsidiary is a party or by which any of them is bound, nor will such execution and delivery allow any party to any such agreement to terminate such agreement or alter the terms or conditions thereof. On the Closing Date, the consummation of the transactions contemplated hereby will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Andover or Merger Subsidiary is a party or by which any of them is bound, and Andover will have the unqualified right to issue, assign and deliver the Andover Shares to the Rainbow Shareholders and to pass to the Rainbow Shareholders good and valid title thereto, free and clear of any and all liens, claims, charges or encumbrances whatsoever.

            (d) Merger Subsidiary is the only "subsidiary" of Andover, as the term "subsidiary" is defined in Rule 405 under the Securities Act of 1933 (the "Act").

            (e)   Andover and Merger  Subsidiary  have been duly organized under respective jurisdictions of organization, are validly existing and in good standing therein, and have the requisite corporate power and authority to carry on their businesses to the extent presently conducted. Andover and Merger Subsidiary are duly licensed and/or qualified to do business in each jurisdiction wherein the respective character of the properties owned or the nature of the businesses transacted by them requires such licensing and/or qualification.

            (f) The authorized capital stock of Andover consists of 900,000,000, $0.00001 par value, common shares, of which 18,250,000 of such shares are issued and outstanding. Immediately prior to the Closing, the authorized capital stock of Andover will consist of 900,000,000, $0.00001 par value common shares, of which 200,000 of such shares will be issued and outstanding. The authorized capital stock of Merger Subsidiary consists of 1,000 common shares, of which 100 shares are issued and outstanding and are owned exclusively by Andover. There is not and there will not be as of the Closing Date any outstanding options, warrants or other rights to subscribe for or purchase any shares of capital stock of Andover or Merger Subsidiary; nor is there or will there be outstanding any security or other instrument convertible into or exchangeable for shares of capital stock of Andover or Merger Subsidiary; nor has Andover or Merger Subsidiary entered into any agreement, arrangement or understanding to issue any of the foregoing. All of the outstanding equity securities of Andover and Merger Subsidiary have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability attaching thereto.

            (g) Andover has delivered to Rainbow copies of the following documents, which have been filed with the United States Securities and Exchange Commission (the "SEC"), all of which are hereinafter collectively referred to as the "Andover Disclosure Documents":

                  (1) Andover's Annual Report on Form 10-KSB for its fiscal year ended May 31, 1995;

                  (2) Andover's Annual Report on Form l0-QSB for its fiscal year ended May 31, 1996; and

                  (3)  Andover's   Quarterly  Report  on  Form  10-QSB  for  the
                  quarterly period ended August 31, 1996 (the "August 31, 1996 l0-QSB").

            (h) Neither the execution nor delivery hereof nor the consummation of the transactions contemplated hereby constitutes a violation by Andover or Merger Subsidiary of any law, rule, regulation, order, judgment or decree of any court or of any local governmental authority or of their organizational documents or bylaws.

            (i) The unaudited balance sheet of Andover as of August 31, 1996, together with the unaudited statement of operations and statement of cash flows for the period then ended, and the unaudited notes to the financial statements (collectively the "Andover Financial Statements") contained in the August 31,

1996 10-QSB accurately reflect in all material respects Andover's financial condition as of such date and the results of its operations and cash flows for such period. The Andover Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

            (j) Other than that which pertains to this Agreement and the transactions contemplated hereunder, Merger Subsidiary does not have any material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise due, including, without limitation, liabilities as a result of taxes with respect to or measured by income or liabilities for taxes arising from any transaction or state of facts entered into or in existence prior to such date.

            (k) As of the Closing Date, neither Andover nor Merger Subsidiary will have, other than liabilities which may result from the preparation, execution and performance of this Agreement, any material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise due, including, without limitation, liabilities as a result of taxes with respect to or measured by income or liabilities for taxes arising from any transaction or state of facts entered into or in existence prior to such date.

            (l) Except to the extent reflected or reserved against in the Andover Financial Statements or the August 31, 1996 10-QSB, Andover did not have, as of the date thereof, any material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise due, including, without limitation, liabilities as a result of taxes with respect to or measured by income or liabilities for taxes arising from any transaction or state of facts entered into or in existence prior to such date.

            (m) Andover and Merger Subsidiary have duly filed all tax reports and returns required to be filed thereby and have duly paid all taxes and other charges due or claimed to be owed by all taxing authorities (including, without limitation, taxes due in connection with property or the use thereof, income, franchises, licenses, duties, excises, tangible assets, sales and payrolls). There are no pending administrative, equitable or legal proceedings or notices thereof, including, but not limited to, tax audits, relating to, or claims asserted for, taxes or assessments against Andover or Merger Subsidiary.

            (n) None of the assets of Andover or Merger Subsidiary is the subject of any mortgage, pledge, lien, conditional sale agreement, encumbrance or charge whatsoever.

            (o) No petition in bankruptcy has been filed by or against Andover or Merger Subsidiary, nor has any of them made any assignment for the benefit of creditors.

            (p) other than with respect to the transactions contemplated hereby, since the respective dates of the Andover Financial Statements and the organization of Merger Subsidiary, neither Andover nor Merger Subsidiary, as the case may be, has:

                  (1) Suffered a Material Adverse Effect, as that term is hereby defined, as to the respective financial condition of Andover and Merger Subsidiary or as to any of their respective assets, liabilities, prospects, suppliers, customers or respective results of operations or businesses, including, but not limited to, any such change resulting from any change in any Statute, ordinance, rule or regulation. For all purposes under this Agreement, "Material Adverse Effect" shall be defined as any occurrence that affects the assets, liabilities, financial condition or business of a person, the consequence of which would impair or alter the ability of such person to continue to own, use or operate any of its assets and/or conduct or operate the business of such person in the same manner as is owned, used, operated and conducted as of the date immediately prior to the date of any such occurrence;

                  (2) Incurred any obligation or liability, whether absolute, accrued or contingent, other than in the ordinary course of business or in connection with this Agreement.

                  (3) Made any capital expenditure or commitment or otherwise;

                  (4) Declared, paid or set aside for payment to stockholders any dividend or other distribution, or redeemed, purchased or otherwise acquired any of their respective capital stock or any option relating thereto, or agreed to take any such action;

                  (5) Made any material change in any method of accounting or accounting practice;

                  (6) Failed to keep the business records of Andover and Merger Subsidiary in good order.

            (q) Neither Andover nor any subsidiary is in violation of any applicable law, ordinance, rule or regulation, the result of which would have a Material Adverse Effect. All permits, grants, franchises and licenses required to be obtained by Andover, Merger Subsidiary or any of their respective employees in connection with their businesses have been obtained. Neither Andover nor Merger Subsidiary has any reason to believe, nor do any of them believe, that any such permit, grant, franchise or license will not be renewed upon the expiration thereof.

            (r) There are no actions, proceedings or investigations pending or threatened against Andover or Merger Subsidiary, nor against any property owned or utilized by any of them. Andover and Merger Subsidiary are not aware of any basis for any such action, proceeding or investigation. Andover and Merger Subsidiary are not the subject of an order, writ, injunction, decree or judgment of any arbitrator, arbitration panel or any court or other federal, state or other governmental agency, department, commission, board or instrumentality, either domestic or foreign, the result of which would have a Material Adverse Effect.

            (s) There is no outstanding contract or commitment that, upon the completion or the performance thereof, after allowance for expenses, is likely to result in a Material Adverse Effect to Andover or Merger Subsidiary, or that, in the aggregate, is not likely to result in normal profits to Andover or Merger Subsidiary consistent with past practice.

            (t) There are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated hereby that have arisen or may arise from any act or failure to act of Andover or Merger Subsidiary, or any person or entity authorized to act on their behalf.

            (u) None of the representations or warranties by Andover or Merger Subsidiary contained in this Agreement, in any schedule referred to herein, or in any certificate or document furnished by Andover or Merger Subsidiary pursuant hereto, including, but not limited to, the Andover Financial Statements, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein, in light of the circumstances under which they were made, not misleading.

            (v) Andover and Merger Subsidiary have not, in connection with the transactions contemplated hereby:

                  (1) employed any device, scheme or artifice to defraud; or

                  (2) engaged in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon any person.

            (aa) Andover will acquire the Rainbow Shares from Merger Subsidiary solely for investment purposes for Andover's own account, and not with a view to the distribution, fractionalization or other disposition thereof or any interest therein.

            (ab) Andover is able to bear the economic risk of the investment in the Rainbow Shares, and Andover is aware of the limited ability to sell, transfer or otherwise dispose of the Rainbow Shares.

            (ac) Andover has knowledge and experience in financial and business matters and can evaluate the merits and risks of the investment in the Rainbow Shares as contemplated hereby.

            (ad) Andover understands that:

                  (1) The Rainbow Shares are not being sold pursuant to a registration statement under the Act. Accordingly, Andover must bear the economic risk of an investment in the Rainbow Shares for an indefinite period of time since the Rainbow Shares have not been registered under the Act or any other applicable federal or state statute and they cannot be transferred, sold or otherwise disposed of, unless registered under the Act or pursuant to an exemption therefrom;

                  (2) The following legend will be placed on the certificate evidencing the Shares:

                              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT 0F 1933 (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED F0R INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE REGISTERED HOLDER'S COUNSEL REASONABLY ACCEPTABLE TO ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                  and

                  (3) Until such time as the Rainbow Shares are registered under the Act, Rainbow will issue "stop-transfer" instructions to its transfer agent with respect to the Rainbow Shares.

            (ae) Andover is aware that Rule 144 under the Act, as herein relevant, permits public sales of restricted securities such as the Rainbow Shares; only if a minimum of two years, as calculated in accordance with the provisions of such Rule, has elapsed between the later of the date of the acquisition of such securities from Rainbow or an affiliate of Rainbow, and with respect to any resale of such securities in reliance on Rule 144 for the account of either Andover or any subsequent holder of such securities, such two-year period to begin at the time that such securities are fully paid, as contemplated in such Rule, and only upon satisfaction of the other conditions to the availability of such Rule. If such Rule is available to Andover, Andover may make only routine sales of such securities in limited amounts in accordance with the terms and conditions of such Rule.

            (af) Andover understands that Rainbow is the only person which may register the Rainbow Shares under the Act and that Rainbow has no intention or obligation to do so.

            (ag) Andover and Merger Subsidiary have received all requested documents from Rainbow, and has had an opportunity to ask questions of and receive answers from the officers of Rainbow.

            (ah) Andover has made all filings with the SEC that it has been required to make under the Act and the Securities Exchange Act of 1934 (the "Exchange Act") (such filings are collectively referred to as the "Public Reports"). Each of the Public Reports has complied with the Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (ai) On and prior to the Closing Date, Andover shall timely file with the SEC all reports and documents required to be filed by it pursuant to the Exchange Act.

            (aj) From the date hereof to and including the Closing Date, upon reasonable notice, Andover and Merger Subsidiary shall afford the officers, employees and authorized agents and representatives of Rainbow reasonable access, during normal business hours, to the offices, properties, books and records of Andover.

No investigation by Rainbow shall diminish or obviate any of the representations, warranties, covenants or agreements of Andover or Merger Subsidiary under this Agreement. Andover and Merger Subsidiary shall provide Rainbow with the opportunity to make such business, accounting and legal review, examination or investigation as Rainbow may wish as to the business affairs of Andover and Merger Subsidiary. Andover and Merger Subsidiary shall furnish the representatives of Rainbow during such period with all such information and copies of such documents concerning the affairs of Andover and Merger Subsidiary as such representatives may reasonably request, and Andover and Merger
Subsidiary shall cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to Rainbow of all material facts affecting the financial condition and business operations of Andover and Merger Subsidiary.

            (ak) The management of Andover and Merger Subsidiary have had the opportunity to discuss the business, management and financial condition of Rainbow with the management of Rainbow. Rainbow has made available to Andover and Merger Subsidiary all documents and information Andover and Merger Subsidiary have requested in order for Andover to evaluate the merits and risks of an investment in Rainbow.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF RAINBOW. Rainbow hereby represents, warrants and covenants to Andover and Merger Subsidiary, except to the extent specifically set forth in the exhibits attached hereto and made a part hereof, as follows:

            (a) Rainbow has full authority and legal capacity to execute and deliver this Agreement and, in addition, on the Closing Date, will have, subject to obtaining requisite shareholder approval, full authority and legal capacity to perform this Agreement. This Agreement has been duly and validly executed and delivered by Rainbow and constitutes the valid and binding obligation of Rainbow, enforceable against Rainbow in accordance with its respective terms, except to the extent that:

                  (1) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and

                  (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any such proceeding may be brought.

            (b) The Rainbow Shares to be transferred pursuant hereto will be legally issued, fully paid and non-assessable with no personal liability attaching thereto.

            (c) The execution and delivery of this Agreement does not and will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Rainbow is a party or by which it is bound, nor will such execution and delivery allow any party to any such agreement to terminate such agreement or alter the terms or conditions thereof. On the Closing Date, subject to this Agreement and the transactions contemplated hereby, including, but not limited to the Merger, having received the requisite approval of the shareholders of Rainbow, the consummation of the transactions contemplated hereby will not violate any provision of any agreement or conflict with any restriction of any kind or nature to which Rainbow is a party or by which it is bound and Rainbow will have the unqualified right to issue, assign and deliver the Rainbow Shares to Merger Subsidiary and to pass thereto good and valid title thereto, free and clear of any and all liens, claims, charges or encumbrances whatsoever.

            (d) Rainbow has been duly organized under its jurisdiction of organization, is validly existing and in good standing therein, and has the requisite corporate power and authority to carry on its business to the extent presently conducted. Rainbow is duly licensed and/or qualified to do business in each jurisdiction where the character of the properties owned or the nature of the business transacted by it requires such licensing and/or qualification.

            (e) The authorized capital stock of Rainbow consists of 25,000,000, $0.001 par value, common shares, of which 3,018,572 common shares are issued and outstanding. Immediately prior to the Closing, the authorized capital stock of Rainbow will consist of 25,000,000, $0.001 par value, common shares, of which no more than 3,018,752 common shares will be issued and outstanding. The names of the shareholders of Rainbow, and the number of shares owned by each and the nature of such ownership, are set forth on Exhibit "A". Other than as disclosed in a Confidential Investment Summary, dated April 2, 1997, a copy of which is set forth as Exhibit "B", there are not, and there will not be as of the Closing Date, any outstanding options, warrants or other rights to subscribe for or purchase any shares of capital stock of Rainbow; nor is there or will there be outstanding any security or other instrument convertible into or exchangeable for shares of capital stock of Rainbow; nor has Rainbow entered into any agreement, arrangement or understanding to issue any of the foregoing. All of the outstanding equity securities of Rainbow have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability attaching thereto.

            (f) Rainbow has delivered to Andover and Merger Subsidiary copies of the documents described in the exhibits attached hereto, including, but not limited to, a shareholders' list, current as of the Closing Date of Rainbow's shareholders, all of which are hereinafter collectively referred to as the "Rainbow Disclosure Documents".

            (g) Neither the execution nor delivery hereof nor the consummation of the transactions contemplated hereby constitutes a violation by Rainbow of any law, rule, regulation, order, judgment or decree of any court or of any local governmental authority or of its organizational documents or bylaws.

            (h) The unaudited balance sheet of Rainbow as of September 30, 1996, together with the unaudited statement of operations and unaudited statement of cash flows for the period then ended, and the unaudited notes to the financial statements, together with the notes thereto (the "Rainbow Financial Statements"), a copy of which has heretofore been delivered to Andover by Rainbow, accurately reflect in all material respects Rainbow's financial condition as of such date and the results of its operations and cash flows for such period. The Rainbow Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

            (i) No petition in bankruptcy has been filed by or against Rainbow, nor has Rainbow made any assignment for the benefit of creditors.

            (j) Since the date of the Rainbow Financial Statements, Rainbow has not:

                        (1) Suffered any Material Adverse Effect as to its financial condition or as to its assets, liabilities, prospects, suppliers, customers or results of operations, or business, including, but not limited to, any such change resulting from any change in any statute, ordinance, rule or regulation;

                        (2) Incurred any obligation or liability, whether absolute, accrued or contingent, other than in the ordinary course of business or in connection with this Agreement;

                        (3) Paid any claim or satisfied any material lien, encumbrance or liability, whether absolute, accrued or contingent, other than liabilities reflected in the Rainbow Financial Statements;

                        (4) Permitted or allowed any of its assets, whether tangible or intangible, to be mortgaged, pledged or otherwise subjected to any liens or encumbrances;

                        (5) canceled any debtor claims, waived any rights of substantial value, or sold or transferred any of its assets, except in the ordinary course of business or as is consistent with its past practices;

                        (6) Disposed of or permitted to lapse any patents, trademarks, service marks or copyrights, or any patent, trademark, service mark or copyright application, or disposed of or disclosed to any person any trade secret, formula, process or know-how;

                        (7) Made any capital expenditure or commitment in excess of an aggregate of Five Thousand and No/100 Dollars ($5,000.00) for capital improvements to its property, equipment or otherwise;

                        (8) Declared, paid or set aside for payment to stockholders any dividend or other distribution, or redeemed, purchased or otherwise acquired any of its capital stock or any option relating thereto, or agreed to take any such action;

                        (9) Made any material change in any method of accounting or accounting practice;

                        (10) Engaged in any action or failed to act where the result is likely to interfere with the consummation of the transactions contemplated hereby;

                        (11) Failed to keep in good standing and in full force and effect all insurance policies and coverage in such commercially reasonable amounts as are necessary in order to properly operate the business of Rainbow as presently operated; or

                        (12) Failed to keep the business records of Rainbow in good order.

            (k) All of the equipment of Rainbow that is necessary for the operation of the business of Rainbow is in good operating condition and repair, normal wear and tear excepted.

            (l) Rainbow is not in violation of any applicable law, ordinance, rule or regulation, the result of which would have a Material Adverse Effect. All permits, grants, franchises and licenses required to be obtained by Rainbow or its employees in connection with its respective business have been obtained. Rainbow has no reason to believe nor does it believe that any such permit, grant, franchise or license will not be renewed upon the expiration thereof.

            (m) There are no actions, proceedings or investigations pending or threatened against Rainbow, or any property owned or utilized by it, which if adversely determined would have a Material Adverse Effect. Rainbow is not aware of any basis for any such action, proceeding or investigation. Rainbow is not the subject of arbitration panel or any court or other federal, state or other governmental agency, department, commission, board or instrumentality, either domestic or foreign, the result of which would have a Material Adverse Effect.

            (n) There is no outstanding contract or commitment which, upon the completion or the performance thereof, after allowance for expenses, is likely to result in a Material Adverse Effect to Rainbow or which, in the aggregate, is not likely to result in normal profits to Rainbow consistent with past practice.

            (o) There are no unpaid claims for brokerage commissions or finder's fees in connection with the transactions contemplated hereby that may arise from any act or failure to act or Rainbow or any person or entity authorized to act on its behalf.

            (p) None of the representations or warranties by Rainbow contained in this Agreement, in any schedule referred to herein, or in any certificate or document furnished by Rainbow pursuant hereto, including, but not limited to, the Rainbow Financial Statements, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein, in light of the circumstances under which they were made, not misleading.

            (q)   Rainbow  has  not,  in   connection   with  the   transactions
contemplated hereby:

                  (1)   employed any device, scheme or artifice to defraud

                        or

                  (2) engaged in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon any person.

            (r) Subsequent to the date hereof and on or before the Closing Date, no event will occur or fail to occur that would render any of the representations and warranties set forth herein untrue if such representations and warranties were made on and as of the Closing Date.

            (s) From the date hereof to and including the Closing Date, upon reasonable notice, Rainbow shall afford the officers, employees and authorized agents and representatives of Andover and Merger Subsidiary reasonable access, during normal business hours, to the offices, properties, books and records of Rainbow.

No investigation by Andover or Merger Subsidiary shall diminish or obviate any of the representations, warranties, covenants or agreements of Rainbow under this Agreement. Rainbow shall provide Andover and Merger Subsidiary with the opportunity to make such business, accounting and legal review, examination or investigation as Andover or Merger Subsidiary may wish as to the business affairs of Rainbow. Rainbow shall furnish the representatives of Andover and Merger Subsidiary during such period with all such information and copies of such documents concerning the affairs of Rainbow and such representatives may reasonably request; and Rainbow shall cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review the examination and to make full disclosure to Andover and Merger Subsidiary of all material facts affecting the financial condition and business operations of Rainbow.

      (aa) The management of Rainbow has had the opportunity to discuss the business, management and financial condition of Andover and Merger Subsidiary with their respective management. Andover and Merger Subsidiary have made available to Rainbow all documents and information Rainbow has requested in order for Rainbow to evaluate the merits and risks of an investment in Andover by Rainbow and its shareholders.

      (ab) To the best of Rainbow's knowledge and belief, after reasonable inquiry:

                  (1) At the time Rainbow sold shares of its common stock or an option or warrant to acquire its common stock, each purchaser was a sophisticated investor who could withstand the risk of loss of his entire investment and each such purchaser did so with an intention to hold such shares for investment purposes;

                  (2) Rainbow is not aware of any transfers or other dispositions of its equity securities by the original holders thereof other than (a) by unconditional gift; (b) through the laws of descent and distribution; or (c) through sales by a person who has never been an affiliate of Rainbow, as the term "affiliate" is defined in Rule 144 under the Act, and had purchased and fully paid for such securities more than three years prior to such sales.

                  (3) Each holder of Rainbow's common stock or options or warrants for the purchase of such common stock holds such security for his or her own account and not for the beneficial account of any other person; and

                  (4) There are no more than 35 persons who own or have a beneficial interest in Rainbow's common stock or options or warrants for the purchase of such common stock who are not "accredited investors", as such term is defined in Rule 501
                  (a) under the Act.

            6.    CONDITIONS  TO  RAINBOW'S  OBLIGATIONS.   The  obligations  of
Rainbow to merge with Merger Subsidiary and to consummate the transactions contemplated hereby are subject to the following conditions:

                  (a) The representations, warranties and covenants of Andover and Merger Subsidiary contained herein and in any schedule or exhibit, or in any instrument, list or certificate delivered to Rainbow in connection herewith, were true and correct when made and will be true and correct in all material respects on the Closing Date as if made thereon, except for changes that may arise in the ordinary course of business and that have no Material Adverse Effect on the financial condition or results of operation of Andover and Merger Subsidiary;

                  (b) Andover and Merger Subsidiary shall have complied with all agreements, obligations and conditions required hereunder at or prior to the Closing Date;

                  (c) Rainbow shall have received a certificate, dated the Closing Date, reasonably satisfactory in form and substance to Rainbow and its counsel, signed by the presidents of Andover and Merger Subsidiary certifying:

                        (1) as to the accuracy of the statements set forth in Paragraph 4 hereof; and

                        (2) that Andover and Merger Subsidiary have performed and complied with all the covenants and obligations of Andover and Merger Subsidiary to be performed or complied with hereunder on or prior to the Closing Date;

                  (d) this Agreement and the transactions contemplated hereby, including, but not limited to, the Merger, shall have received the requisite approval of the shareholders of Merger Subsidiary;

                  (e) Andover and Merger Subsidiary shall have furnished to Rainbow such further certificates, letters, documents and other instruments as Rainbow shall reasonably request.

All certificates, letters, documents and other instruments delivered in connection with the exchange of the Andover Shares as herein contemplated shall be deemed in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Rainbow and its counsel.

      7. CONDITIONS TO ANDOVER'S AND MERGER SUBSIDIARY'S OBLIGATIONS. The obligations of Andover and Merger Subsidiary to consummate the transactions contemplated hereby are subject to the following conditions:

            (a) This Agreement and the transactions contemplated hereby, including, but not limited to the Merger, shall have received the requisite approval of the shareholders of Rainbow; and the number of Dissenting Shares shall not exceed 5% of the number of outstanding shares of common stock of Rainbow;

            (b) The representations, warranties and covenants of Rainbow contained herein and in any exhibit, or in any instrument, list or certificate delivered to Andover in connection herewith, or in any document furnished by Rainbow for the express purpose of being used in a disclosure document offering securities or seeking shareholder approval, were true and correct when made and will be true and correct in all material respects on the Closing Date as if made thereon, except for changes that may arise in the ordinary course of business and that have no Material Adverse Effect on the financial condition or results of operation of Rainbow, except that there shall have been no change in the number of Rainbow Shares outstanding or the non-existence of any Rainbow Option, Warrants or other obligations to issue Rainbow Shares;

            (c) Rainbow shall have complied with all agreements, obligations and conditions required hereunder at or prior to the Closing Date;

            (d) This Agreement and the transactions contemplated hereby, including, but not limited to the Merger, shall have received the requisite approval of the shareholders of Merger Subsidiary;

            (e) Andover shall receive investment representations, reasonably acceptable to Andover, from all Rainbow shareholders;

            (f) Andover shall be reasonably satisfied that an exemption from registration under the Act is available in connection with the completion of the transactions contemplated hereby; and

            (g)   Rainbow   shall  have   furnished   to  Andover  such  further
certificates,   letters,  documents  and  other  instruments  as  Andover  shall reasonably request.

All certificates, letters, documents and other instruments delivered in connection with the exchange of the Rainbow Shares as herein contemplated shall be deemed in compliance with the provision hereof only if they are reasonably satisfactory in form and substance to Andover and its counsel.

            8.    CONDITION SUBSEQUENT

                  In the event Rainbow does not consummate the private placement offered, pursuant to the Confidential Investment Summary, within 20 days of the consummation of the transactions contemplated hereby, then the transactions contemplated hereby shall be rescinded ab initio without any obligation or liability accruing to any other party hereto. By its signature below, Rainbow acknowledges that it has sole responsibility for the preparation of the Confidential Investment Summary and that neither Andover nor Merger Subsidiary has in any way participated in the preparation of the Confidential Investment Summary or in making any offers for the purchase of the Units offered thereby.

            9.    ADDITIONAL AGREEMENTS:

                  (a) The parties hereto shall each use their respective best efforts to obtain or make, at the earliest practicable date, all consents and filings necessary to the consummation of the transactions contemplated hereby or which are reasonably requested by the other party.

                  (b) Upon the closing hereof, all of the existing members of the Board of Directors and officers of Andover shall resign except for Larry Kaplan; and Larry Kaplan shall appoint Hugo D. Goldstraj, M.D., Roberto P. Novo, M.D., Marcel C. Goldstraj and Sandra R. Giblin, CPA, to serve on the Board of Directors of Andover until such time as a new Board of Directors is elected by the shareholders of Andover.

            10. SURVIVAL OF REPRESENTATIONS WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

            11. TERMINATION. Without prejudice to other remedies which may be available to the parties by law or pursuant to the terms of this Agreement, this Agreement may be terminated and the exchange contemplated herein may be abandoned:

                  (a)   by mutual consent of the parties hereto; or

                  (b) by a non-defaulting party (the "Notifying Party") hereto by giving written notice of such termination on the Closing Date to the other party (the "Notified Party") if, as of the Closing Date, any material conditions precedent to the performance of the obligations of the party giving such notice shall not have been satisfied and shall not have been waived by such party; provided, however, that the Notified Party shall be allowed five business (5) days within which to satisfy any such unsatisfied condition precedent, other than the failure to deliver the Rainbow Shares or the Andover Shares, as the case may be; or

                  (c)   by  either  party  (a  "Non-defaulting  Party")  if  the
closing of the transactions contemplated hereunder shall not have been consummated on or before May 15, 1997, provided such party is not in default hereunder, unless the Closing Date is extended by written agreement of the parties hereto; provided, however, that neither party shall exercise such right of termination if the other party has satisfied all conditions to be satisfied by it hereunder.

      12. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party hereto or related entity or person, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of Andover and Rainbow; provided, however, that any party may make any public disclosure such party believes in good faith is required by applicable law.

      13.   MISCELLANEOUS.

            (a) BENEFIT. This Agreement shall enure to the benefit of the parties hereto and their respective successors and assigns.

            (b) ENTIRE AGREEMENT. This Agreement, including all schedules and other instruments or documents referred to herein or delivered pursuant hereto which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, warranties, promises, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written agreement duly executed by the parties hereto. Any condition to a particular party's obligations hereunder may be waived in writing by such party.

            (c) HEADINGS. The headings contained in this Agreement have been inserted for convenience and reference purposes only and shall not affect the meaning or interpretation hereof in any manner whatsoever.

            (d) SEVERABILITY. If any of the terms, provisions or conditions contained in this Agreement shall be declared to be invalid or void in any judicial proceeding, this Agreement shall be honored and enforced to the extent of its validity, and those provisions not declared invalid shall remain in full force and effect.

            (e) REMEDIES. In the event of a breach or threatened breach by either party of its obligations hereunder, each party acknowledges that the other party may not have an adequate remedy at law and shall be entitled to such equitable and injunctive relief as may be available to restrain the other party from any violation of such obligations. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

            (f) DISCLOSURE. Any disclosure made in any schedule or exhibit hereto shall be deemed to be a disclosure in all other applicable schedules and exhibits hereto.

            (g) EXHIBITS AND SCHEDULES. All exhibits and schedules shall be deemed to be a part hereof.

            (h) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed given when sent, postage paid, by Registered or Certified Mail, Return Receipt Requested, or recognized overnight delivery service (i.e. Federal Express) addressed to each of the parties, as follows:

            If to Andover or Merger Subsidiary, to:

            Andover Equities Corp.
            150 Vanderbilt Motor Parkway
            Suite 311
            Hauppauge, N.Y. 11788
            attn: Larry Kaplan, President
            Telephone: (516) 273-0058
            Facsimile: (516) 273-0047

                  with a copy to:

                        Schoeman, Marsh & Updike, LLP
                        60 East 42nd Street
                        New York, N.Y. 10165
                        attn: Michael Schoeman, Esq.
                        Telephone:  (212) 661-5030
                        Facsimile: (212) 687-2123

            If to Rainbow, to:

            Rainbow Pediatrics, Inc.
            631 N.W. 183rd Street
            Miami, Florida 33169
            attn: Hugo D. Goldstraj, M.D., Chief Executive Officer
            Telephone: (305) 651-2334
            Facsimile: (305) 654-9567
                  with a copy to:

                        Bryn & Associates, P.A.
                        2 S. Biscayne Blvd.
                        Suite 3599
                        Miami, Florida 33131
                        attn: Mark J. Bryn, Esq.
                        Telephone: (305) 374-0501
                        Facsimile: (305) 372-8068

or to such other address, or the attention of such other party, as the parties shall advise the other by notice given in conformity herewith.

            (i) GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflicts of law.

            (j) COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

            (k)   ASSIGNMENTS. This Agreement may not be assigned by any party.

            (l) FACSIMILE SIGNATURES. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

            (m) LITIGATION, JURISDICTION AND VENUE. In the event any action, suit or proceeding is instituted as a result of this Agreement by any party to this Agreement, the prevailing party in such action, suit or proceeding shall be entitled to receive reimbursement of the costs of such action, suit or proceeding at all levels, including reasonable attorneys' fees. Further, in the event of the institution of any such action, suit or proceeding, each of the parties hereto hereby consents to the exclusive jurisdiction and venue of the courts of the State of Florida located in Dade County, Florida, and the United States District Court in and for the Southern District of Florida with respect to any matter relating to this Agreement and the performance of the parties' obligations thereunder, and each of the parties hereto hereby further consents to the personal jurisdiction of such courts. Any action, suit or proceeding brought by or on behalf of any of the parties hereto relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties hereby agree that service of process may be made in any manner permitted by the rules of such courts and the laws cf the State of Florida.

            (n) CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          RAINBOW PEDIATRICS, INC.

(Corporate Seal)                          By: /s/ Roberto Novo
                                             -----------------------------------
                                                  Roberto Novo, President


                                          ANDOVER EQUITIES CORP.

(Corporate Seal)                          By: /s/ Larry Kaplan
                                             -----------------------------------
                                                  Larry Kaplan, President


                                          MERGER SUBSIDIARY, INC.

(Corporate Seal)                          By: /s/ Larry Kaplan
                                             -----------------------------------
                                                  Larry Kaplan, President

                             WRITTEN DIRECTOR ACTION



    The undersigned, being the sole director of Merger Subsidiary, Inc. ("Merger Subsidiary"), hereby authorizes Merger Subsidiary, or any officer of Merger Subsidiary or any agents acting on its behalf, to take all necessary corporate actions to execute that certain Agreement of Merger by and among Andover Equities Corp., Merger Subsidiary, Inc. and Rainbow Pediatrics, Inc., to file appropriate Articles of Merger with the Secretary of State for the State of Florida, and execute copies of the Articles of Merger substantially in the form attached hereto as Exhibit "A".


Dated as of May 2, 1997.

                                            By: /s/ Larry Kaplan
                                                --------------------------------
                                                Larry Kaplan,/Sole Director of
                                                Andover Equities Corp.

                           WRITTEN SHAREHOLDER CONSENT






    The undersigned, being the sole shareholder of Merger Subsidiary, Inc., hereby adopts the Plan of Merger, and the Agreement of Merger by and among Andover Equities Corp., Merger Subsidiary, Inc. and Rainbow Pediatrics, Inc., attached hereto as Exhibits "A" and "B", respectively, and authorize the execution of same on behalf of Merger Subsidiary, Inc.



Dated as of May 2, 1997.

                                            ANDOVER EQUITIES CORP.

                                            By: /s/ Larry Kaplan
                                                --------------------------------
                                                Larry Kaplan, its President